UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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McDonald's Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting
*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
McDonald's Annual Shareholders' Meeting to be Held on May 24, 2017

McDONALD'S CORPORATION

C/O McDONALD'S CORPORATION
POST OFFICE BOX 9112
FARMINGDALE, NY 11735-9544
Annual Shareholders' Meeting Information
Date:	May 24, 2017
Time:	8:30 a.m., Central Time
Location:	Prairie Ballroom at The Lodge
McDonald's Office Campus
2815 Jorie Boulevard
Oak Brook, Illinois 60523
Listen to the live audiocast on www.investor.mcdonalds.com.
You must pre-register to attend the meeting; information is available in the Proxy Statement.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that contain important information and are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code with your smartphone on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
     How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE at www.proxyvote.com:
NOTICE AND PROXY STATEMENT 2016 ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) and visit www.proxyvote.com, or scan the QR code below with your smartphone.
How to Request and Receive a PAPER or E-MAIL Copy at no charge:
For timely delivery, use one of the following methods by May 10, 2017 to request a paper copy of the proxy materials. Future delivery requests can also be submitted via one of these methods.
1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL:	Send a blank e-mail with the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) in the subject line to sendmaterial@proxyvote.com.
You will only receive a paper or e-mail copy of the proxy materials if you request one. To request and receive an electronic copy of the proxy materials by e-mail, log onto www.proxyvote.com and follow the online instructions.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Ballots will be available to shareholders attending the live meeting. You must pre-register with McDonald's to attend the meeting. Please review the Pre-registration and Admission Policy regarding meeting attendance in the Proxy Statement, which is available at www.proxyvote.com. Directions to the meeting are available at www.investor.mcdonalds.com.
Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR code above. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions to vote these shares by submitting a proxy via the Internet.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote these shares by proxy via telephone.

Voting Items

The Board of Directors recommends a vote FOR the Board's nominees.

1.	Election of Directors: (each for a one-year term expiring in 2018)

The Board of Directors recommends a vote FOR proposal 2.

2.	Advisory vote to approve executive compensation.

The Board of Directors recommends a 1 Year vote on proposal 3.

3.	Advisory vote on the frequency of future advisory votes to approve executive compensation.

The Board of Directors recommends a vote FOR proposals 4 and 5.

4.	Approval of the material terms of the performance goals for awards under the McDonald's Corporation 2012 Omnibus Stock Ownership Plan.

5.	Advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2017.

This is not a ballot or a proxy. You cannot use this notice to vote these shares.

The Board of Directors recommends a vote AGAINST proposals 6 through 12.
6.	Advisory vote on a shareholder proposal requesting a change to the vote-counting standard for shareholder proposals, if properly presented.
7.	Advisory vote on a shareholder proposal regarding the threshold to call special shareholder meetings, if properly presented.
8.	Advisory vote on a shareholder proposal to issue a class of preferred stock with the right to elect its own Director, if properly presented.
9.	Advisory vote on a shareholder proposal requesting that the Board make all lawful efforts to implement and/or increase activity on the Holy Land Principles, if properly presented.
10.	Advisory vote on a shareholder proposal requesting the Board to update the Company's policy regarding use of antibiotics by its meat suppliers, if properly presented.
11.	Advisory vote on a shareholder proposal requesting a report assessing the environmental impacts of polystyrene foam beverage cups, if properly presented.
12.	Advisory vote on a shareholder proposal requesting a report on charitable contributions, if properly presented.